As filed with the Securities and Exchange Commission on August 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CALLIDUS SOFTWARE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0438629
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6200 Stoneridge Mall Road, Suite 500
Pleasanton, California 94588

(Address of Principal Executive Offices)  (Zip Code)

2003 Employee Stock Purchase Plan, as amended

(Full Title of the Plan)

Leslie J. Stretch

President and Chief Executive Officer

Callidus Software Inc.
6200 Stoneridge Mall Road, Suite 500
Pleasanton, California 94588

(Name and Address of Agent For Service)

(925) 251-2200

(Telephone Number, including area code, of agent for service)

Copies to:

Horace Nash, Esq.

Matthew Quilter, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, to be issued under the 2003 Employee Stock Purchase Plan, as amended	758,442	$5.72	(2)	$4,338,288.24	$591.74
TOTAL	758,442			$4,338,288.24	$591.74

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)          Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Stock Market LLC on August 1, 2013. This price per share is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2003 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Callidus Software Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register 758,442 additional shares of Common Stock under the Registrant’s 2003 Employee Stock Purchase Plan, as amended, pursuant to the provisions of that plan providing for an automatic increase in the number of shares reserved for issuance under such plan.  This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Forms S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2003 (Registration No. 333-110757), July 21, 2004 (Registration No. 333-117542), August 19, 2005 (Registration No. 333-127698), November 15, 2006 (Registration No. 333-138721), August 1, 2007 (Registration No. 333-145010), August 11, 2008 (Registration No. 333-2933), August 7, 2009 (Registration No. 333-161162), August 9, 2010 (Registration No. 333-168643), August 8, 2011 (Registration No. 333-176120) and August 8, 2012 (Registration No. 333-183164).  In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)         the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (Registration No. 000-50463) filed with the Commission on March 11, 2013 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)         all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)          the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 000-50463) filed with the Commission on November 10, 2003, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission.  Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 8.   Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect	S-1	333-109059	3.1	September 23, 2003

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect	10-Q	000-50463	3.2	November 5, 2010

4.3	Form of Registrant’s common stock certificate	S-1	333-109059	4.1	November 7, 2003

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	2003 Employee Stock Purchase Plan, as amended, and forms of subscription agreements					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this August 8, 2013.

Callidus Software Inc.

By:	/s/ Bob L. Corey
Bob L. Corey
Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Callidus Software Inc., a Delaware corporation, do hereby constitute and appoint Leslie J. Stretch, President, Chief Executive Officer and Director, and Bob L. Corey, Senior Vice President, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments that said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie J. Stretch	President, Chief Executive Officer and Director	August 8, 2013
Leslie J. Stretch	(Principal Executive Officer)

/s/ Bob L. Corey	Senior Vice President, Chief Financial Officer	August 8, 2013
Bob L. Corey	(Principal Financial Officer and Principal Accounting Officer)

/s/ Charles M. Boesenberg	Chairman of the Board	August 8, 2013
Charles M. Boesenberg

/s/ William B. Binch	Lead Independent Director	August 8, 2013
William B. Binch

/s/ Mark A. Culhane	Director	August 8, 2013
Mark A. Culhane

/s/ Kevin Klausmeyer	Director	August 8, 2013
Kevin Klausmeyer

/s/ David B. Pratt	Director	August 8, 2013
David B. Pratt

/s/ Michele Vion	Director	August 8, 2013
Michele Vion

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect	S-1	333-109059	3.1	September 23, 2003

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect	10-Q	000-50463	3.2	November 5, 2010

4.3	Form of Registrant’s common stock certificate	S-1	333-109059	4.1	November 7, 2003

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	2003 Employee Stock Purchase Plan, as amended, and forms of subscription agreements					X